SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2.02.	Results of Operations and Financial Condition.

On July 30, 2015, Standard Motor Products, Inc. (the “Company”) issued a press release announcing its financial results for the three months and six months ended June 30, 2015. A copy of such press release is furnished as Exhibit 99.1 hereto.

The information in Item 2.02 of this Report and the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On July 30, 2015, the Company issued a separate press release announcing that its Board of Directors has authorized the purchase of up to an additional $10 million of its common stock under a stock repurchase program. This increase is in addition to the $10 million repurchase program previously authorized by the Board in February 2015, of which program approximately $3 million remains outstanding. Stock will be purchased from time to time, in the open market or through private transactions, as market conditions warrant. A copy of such press release is furnished as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated July 30, 2015 announcing Standard Motor Products, Inc.’s financial results for the three months and six months ended June 30, 2015.

99.2	Press release dated July 30, 2015 announcing authorization to purchase additional common stock under Standard Motor Products, Inc.’s stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: July 30, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 30, 2015 announcing Standard Motor Products, Inc.’s financial results for the three months and six months ended June 30, 2015.

99.2	Press release dated July 30, 2015 announcing authorization to purchase additional common stock under Standard Motor Products, Inc.’s stock repurchase program.